UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
April 25, 2014

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.

One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2014, Campbell Soup Company (“Campbell”) appointed Vice President - Controller, William J. O’Shea, age 56, to the role of Campbell’s principal accounting officer, effective as of May 1, 2014. Mr. O’Shea has been Campbell’s Vice President - Controller since November 2013. Mr. O’Shea will continue to report to Anthony P. DiSilvestro, who will relinquish the role of Campbell’s principal accounting officer to assume the role of Senior Vice President and Chief Financial Officer. Mr. DiSilvestro’s appointment to Senior Vice President and Chief Financial Officer, which is also effective May 1, 2014, was previously reported on a Form 8-K filed by Campbell on January 24, 2014.

Prior to his appointment as Campbell’s Vice President - Controller, Mr. O’Shea served in various executive and/or managerial positions with Campbell for at least the previous five years. Mr. O’Shea did not receive any additional compensation for his appointment as Campbell’s principal accounting officer. Mr. O’Shea’s base salary and compensation targets under Campbell’s Annual Incentive Plan and Campbell’s Long-term Incentive Plan are consistent with those of other Campbell executives at his level.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: April 28, 2014
	By:	/s/ Kathleen M. Gibson
Kathleen M. Gibson
Vice President and Corporate Secretary